                                                                     Exhibit (q)


                               POWER OF ATTORNEY



     The person whose signature appears below hereby appoints James S. Hamman, Jr. and John P. Calamos and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Calamos Investment Trust.



Signature                  Title                     Date



/s/ RICHARD J. DOWEN       Trustee                   April 19, 1999
----------------------
    Richard J. Dowen

                               POWER OF ATTORNEY



     The person whose signature appears below hereby appoints James S. Hamman, Jr. and John P. Calamos and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Calamos Investment Trust.



Signature                  Title                     Date



/s/ WILLIAM A. KAUN        Trustee                   April 19, 1999
----------------------
    William A. Kaun